Filed pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-57355


                           PROSPECTUS SUPPLEMENT NO. 8
                       (to prospectus dated July 17, 1998)

                                3,267,564 Shares
                       First Industrial Realty Trust, Inc.
                                  Common Stock

     This prospectus supplement supplements information contained in the "Selling Stockholders" section of the prospectus dated July 17, 1998 relating to the potential offer and sale from time to time of up to 3,267,564 shares of common stock of First Industrial Realty Trust, Inc. by the selling stockholders. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the prospectus dated July 17, 1998, including any supplements or amendments to such prospectus.

     The table below reflects the following transactions:

     o The transfer by Manor Properties, which is no longer a selling stockholder, of 143,408 units to Manor, LLC.



                    Number of Shares and Units Owned      Number of Shares
Name                      Before the Offering              Offered Hereby
----                --------------------------------      ----------------
Manor, LLC                      143,408                       143,408


          The date of this prospectus supplement is December 16, 2002.